Exhibit 10.16.2

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

AMENDMENT NO. 2 TO AMENDED AND RESTATED ALLIANCE AGREEMENT

This Amendment No. 2 to the Amended and Restated Alliance Agreement (hereinafter called the “Amendment No. 2”) is made and entered into this 2nd of October 2022 by and between LanzaTech NZ, Inc., a company organized and existing under the laws of Delaware (“LanzaTech”) and Mitsui & Co., Ltd., a company incorporated and existing under the laws of Japan (“Mitsui”).  Each of Mitsui and LanzaTech shall be referred to herein, individually, as a “Party,” and, collectively, as the “Parties.” Any capitalized terms not defined herein have the meaning as defined in the Agreement (hereinafter defined).

RECITALS

WHEREAS, the Parties entered into an Amended and Restated Alliance Agreement dated February 15, 2022 as amended pursuant to an Amendment No. 1 to Amended and Restated Alliance Agreement dated March 24, 2022 (“Agreement”) to promote, market and license the use of LanzaTech Technology, and allow collaboration between the Parties for the development, strategic investment, marketing and distribution of products and services related to LanzaTech Technology.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.1.Amendment to Section 4.1. Section 4.1 of the Agreement is hereby amended by adding a new Section 4.1(f) as follows:

“4.1(f)Notwithstanding anything to the contrary in Section 4.1(a), the Parties agree that only until the Resumption Date (as defined below) and only with respect to new projects that implement, use or exploit LanzaTech Technology in the European Union, the United Kingdom, the United States of America, Canada or Mexico (the “New Project(s)”) if the developer of the New Project is a third party other than Mitsui or its Affiliates, and such developer explicitly shows its intention not to (by itself or through its Affiliates) own [***] or more of the equity capital on the date of the establishment of the relevant joint venture company or a special purpose company to be established to operate the New Project, then:

(A)Brookfield may arrange and propose equity capital for the New Project(s) on the terms of the Framework Agreement between LanzaTech, Inc. and BGTF LT Aggregator LP dated the date of this Amendment No. 2 (the “Equity Capital”); and

(B)LanzaTech shall not identify Mitsui and promote Mitsui, and not cause its Affiliates to identify Mitsui and promote Mitsui as its and their Preferred Provider only with respect to the Investment Services with respect to such New Project, and may identify, promote and/or introduce to any Customer BGTF LT Aggregator LP as a preferred provider of Investment Services;

provided that if and from the time that (a) Brookfield decides not to arrange nor propose the Equity Capital or (b) the developer finally rejects the proposed Equity Capital, Section 4.1(f) shall cease to apply to such New Project and Section 4.1(a) shall resume to apply to such New Project.

For the purposes of this Section 4.1(f), “Resumption Date” shall mean the earlier of:

(a)[***]; and

(b)[***].”

1.2.Governing Law. This Amendment No. 2 will be governed by and construed in accordance with the laws of the State of California, without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

1.3.Execution. This Amendment No. 2 may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Amendment No. 2 by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Amendment No. 2 by such Party.

1.4.No Other Amendment. Any other provision of the Agreement shall remain unchanged and shall continue in full force and effect in every respect.

1.5.Miscellaneous. Section 12.7 and 12.8 of the Agreement shall apply mutatis mutandis to this Amendment No. 2.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives.

LANZATECH NZ, INC.		MITSUI & CO., LTD.
By:	/s/ Jennifer Holmgren	By:	/s/ Yasuhiro Uchida
Name:	Jennifer Holmgren	Name:	Yasuhiro Uchida
Title:	CEO	Title:	GM, NexGen Energy Div.